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                                                                     EXHIBIT 3.2


                                     BY-LAWS

                                       OF

                              ROYAL PRECISION, INC.


ARTICLE I.  STOCKHOLDERS

   SECTION 1.1. ANNUAL MEETINGS. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by the Board of Directors. Any other proper business may be transacted at the annual meeting.

   SECTION 1.2. SPECIAL MEETINGS. Special meetings of stockholders may be called by the Board of Directors. Special meetings of stockholders shall be held for such purpose or purposes and at such date, time and place, either within or without the State of Delaware, as may be designated by the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting. No officer, director nor stockholder shall have the authority to call a meeting of stockholders without the express authorization of the Board of Directors.

   SECTION 1.3.  FIXING DATE FOR DETERMINATION OF STOCKHOLDER OF RECORD.

      A. FIXING THE RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty days prior to such other action.

      B. ABSENCE OF A RECORD DATE. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (c) the record date for determining stockholders for any other purpose
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         shall be at the close of business on the day on which the Board of
         Directors adopts the resolution relating thereto.

      C. ADJOURNMENT OF THE MEETING. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting subject to Section 1.3.

   SECTION 1.4.  NOTICE OF MEETINGS.

      A. CONTENTS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

      B. TIME. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

   SECTION 1.5. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 1.5 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

   SECTION 1.6.  VOTING; PROXIES.

      A. VOTING POWER. Except as otherwise provided by the certificate of incorporation and subject to Section 1.3 of these By-laws, each stockholder shall be entitled to one vote for each share of stock held by such stockholder.

      B. POWER TO AUTHORIZE PROXY. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

      C. AUTHORIZATION. Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:


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         1. WRITTEN. A stockholder may execute a writing authorizing another person or persons to act for him as a proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

         2. ELECTRONIC. A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

      D. COPIES OF PROXIES. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection C of this Section 1.6 may be substituted in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

      E. POWER TO REVOKE PROXY. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a duly executed proxy bearing a later date or a written or electronic instrument revoking the proxy.

SECTION 1.7.  QUORUM.

      A. MAJORITY. Except as otherwise provided by law, the certificate of incorporation or these by-laws, at each meeting of stockholders the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting shall constitute a quorum.

      B. VOTING. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

      C. CLASS VOTING. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.


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      D. ABSENCE OF A QUORUM.  In the absence of a quorum, the stockholders who are present or represented by proxy may adjourn the meeting, from time to time, until a quorum is available.

      E. TREASURY STOCK. Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

      F. UNVOTED SHARES. Shares of stock that are present in person or represented by proxy at a meeting which are not voted on a matter are counted as part of the quorum for such meeting but will be disregarded in determining the number of shares voted for and against approval of such matter and in determining the total number of shares as to which the majority is determined in such matter.

   SECTION 1.8. ADJOURNMENTS. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting, if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business but may not conduct any other business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

   SECTION 1.9.  CONDUCT OF MEETINGS.

      A. PRESIDING OFFICER. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation, a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but if the Secretary is absent the chairman of the meeting may appoint another person to act as secretary of the meeting.

      B. AGENDA. The Board of Directors shall establish the agenda for each meeting of the stockholders. No proposal of any corporate action by any stockholder shall be considered at any meeting of stockholders unless the stockholder who intends to propose such action has delivered a timely written notice of his intention to put such proposal before the meeting to the executive offices of the Corporation and the Board of Directors places the proposal on the agenda for the meeting. A notice of proposal will be deemed to not be timely unless it has been received by the Corporation within the time limits prescribed by paragraph
         (a)(iii) of Rule 14a-8 of the Proxy Rules of the Securities and Exchange Commission. The Board of Directors may determine that a proposal submitted by a stockholder has insufficient relationship to the business of the Corporation to justify delay, disruption or other interference with the meeting process or that implementation of such proposal would be contrary to applicable law, and upon making such determination, exclude such proposal from consideration at the meeting of stockholders with respect to which such proposal was submitted.


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      C. RULES AND REGULATIONS. The Board of Directors of the Corporation may
         adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem necessary or appropriate, but meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure. Except to the extent inconsistent with such rules and regulations adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants.

   SECTION 1.10.  VOTING PROCEDURES AND INSPECTORS OF ELECTIONS.

      A. APPOINTING INSPECTORS. The Board of Directors shall in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

      B. INSPECTOR'S DUTIES. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at a meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the numbers of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

      C. OPENING AND CLOSING POLLS. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof shall be accepted by the inspectors after the closing of the polls.

      D. EXAMINATION. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 1.6 of these by-laws, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of the proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the same time they make their certification shall specify the precise information considered by them including


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         the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

ARTICLE II.  BOARD OF DIRECTORS

   SECTION 2.1.   COMPOSITION.

      A. NUMBER OF DIRECTORS. The total number of directors constituting the full Board of Directors and the number of directors in each class shall be fixed by the Board of Directors, but the total number of directors shall not exceed seventeen (17) nor shall the number of directors in any class exceed six (6). Subject to the foregoing, the classes of directors need not have the same number of members.

      B. CLASSES. The Board of Directors shall be divided into three classes; the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; of the third class two years thereafter; and at each annual election held after the initial classification of the Board of Directors and election of directors to such classes, directors shall be chosen for a full term of three years, as the case may be, to succeed those whose terms expire.

      C. TERM; REMOVAL. A director shall hold office until the annual meeting for the year in which his term expires and until his successor is elected and qualified, or until his earlier resignation or removal from office for cause. No reduction in the total number of directors or in the number of directors in any class shall be effective to remove any director or to reduce the term of any director. Any director or the entire Board of Directors may be removed by the holders of a majority of the shares then entitled to vote at an election of directors only for cause.

      D. VACANCIES. The Board of Directors may fill any vacancy occurring for any other reason for the full remaining term of the director whose death, resignation or removal caused the vacancy, even though such term may extend beyond the next annual election. If the Board of Directors increases the number of directors in a class, it may fill the vacancy created thereby for the full remaining term of a director in that class even though such term may extend beyond the next annual election.

      E. PREFERRED STOCK VOTING RIGHTS. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the express terms of such class or series, and such directors so elected shall not be divided into classes pursuant to this Section 2.1 unless expressly provided by such express terms.

      F. BALLOTS. Elections of directors at a special or annual meeting of stockholders need not be by written ballot unless the by-laws provide otherwise.

      G. STOCK OWNERSHIP.  Directors need not be stockholders.


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   SECTION 2.2. CANDIDATES. At a meeting of stockholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election as directors. Persons may be nominated as candidates by the Board of Directors or duly constituted committee thereof, or by any stockholder entitled to vote for the election of directors. Such nominations, if not made by the Board of Directors or a duly constituted committee thereof, shall be made only by a written notice (a) setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of capital stock of the Corporation beneficially owned by such nominee; (b) signed and verified by the stockholder making such nomination; and (c) delivered to the Secretary of the Corporation, together with each such nominee's written acceptance of such nomination and agreement to serve if elected, not less than one hundred twenty (120) days before the first anniversary of the date of the mailing of the notice of the most recently concluded annual meeting, if such nomination is for an election to be held at an annual meeting; provided, however, that if the date of such annual meeting is more than thirty (30) days before or after the first anniversary of the most recently concluded annual meeting, or if such election is to be held at a special meeting, such notice shall be delivered to the Corporation not more than seven (7) days after the date of the notice of such annual or special meeting.

   SECTION 2.3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined at a regular meeting of the Board of Directors, notices thereof need not be given.

   SECTION 2.4. SPECIAL MEETINGS. Special meetings of the Board of Director may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board or the President. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

   SECTION 2.5. TELEPHONIC MEETINGS PERMITTED. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 2.5 shall constitute presence in person at such meeting.

   SECTION 2.6. QUORUM; VOTE REQUIRED FOR ACTION. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

   SECTION 2.7. WRITTEN ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE III.  COMMITTEES

   SECTION 3.1. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or


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members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, may authorize the seal of the Corporation to be affixed to all papers which may require it and may be granted power or authority to declare a dividend, authorize the issuance of stock, and adopt a certificate of ownership and merger. Any such committee may, to the extent authorized in any resolution or resolutions providing for the issuance of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series.

   SECTION 3.2. COMMITTEE RULES. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws.

ARTICLE IV.  OFFICERS

   SECTION 4.1. EXECUTIVE OFFICERS; ELECTION; QUALIFICATIONS. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and one or more Vice Chairmen of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers with such titles and duties as the Board of Directors deems necessary or appropriate for the conduct of the business of the Corporation. Any number of offices may be held by the same person.

   SECTION 4.2. TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES. Each officer of the Corporation shall hold his office for an indefinite term at the pleasure of the Board of Directors and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting.

   SECTION 4.2. POWERS AND DUTIES. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so prescribed, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose unless the Board of Directors delegates this duty to another officer. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.


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ARTICLE V.  STOCK

   SECTION 5.1. CERTIFICATES. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

   SECTION 5.2. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI.  INDEMNIFICATION

   SECTION 6.1. INDEMNIFICATION. The Corporation shall indemnify any director or officer who was or is a party or is threatened to be made a party to:

   A. DIRECT ACTIONS. Any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful; or

B. DERIVATIVE ACTIONS. Any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the


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
         adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   The Corporation may indemnify any of its other employees or agents to the same extent and subject to the same procedures and limitations as are set forth in this Section 6.1 and Section 6.3 below as it is required to indemnify its directors and officers by this Section 6.1.

   SECTION 6.2. SUCCESSFUL DEFENSE. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
6.1 of these by-laws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

   SECTION 6.3. STANDARD OF CONDUCT. Any indemnification under Section 6.1 of these by-laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Section 6.1 of these by-laws. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

   SECTION 6.4. PAYMENT OF EXPENSES. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

   SECTION 6.5. NOT EXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, the provisions of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

   SECTION 6.6. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

   SECTION 6.7.  DEFINITIONS.

A. THE CORPORATION. For purposes of this Article VI, references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent


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
         of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

B. OTHER ENTERPRISES. For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

   SECTION 6.8. CONTRACTUAL NATURE. This Article VI shall be deemed to be a contract between the Corporation and each director and officer who serves as such at any time while this Article VI is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon such state of facts. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.


ARTICLE VII.  MISCELLANEOUS

   SECTION 7.1. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

   SECTION 7.2. SEAL. The seal of the Corporation shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of its incorporation, its year of incorporation, and the words "Corporate Seal," but failure to affix the corporate seal shall not affect the validity of any instrument.

   SECTION 7.3. WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

   SECTION 7.4. FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, computer records, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

   SECTION 7.5. OFFICES. The Corporation may maintain such offices as are necessary or convenient to the conduct of its business.

   SECTION 7.6. EXECUTION OF DOCUMENTS GENERALLY. All contracts and other instruments requiring execution by the Corporation may be executed and delivered by the Chairman of the Board, any Vice Chairman of the Board, the President or any Vice President and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized to do so by the Board of Directors.

   SECTION 7.7. TIME PERIODS. In applying any provision of these by-laws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included. Where these by-laws authorize or require the giving of notice or the performance of an act on a Saturday or Sunday or a public holiday or authorize or require the giving of notice or the performance of an act within or before or after a period of time computed from a certain day, and such period of time ends on a Saturday or Sunday or public holiday, such notice may be given or act performed on the next succeeding business day, and if the period ends at a specified hour, such notice may be given or act performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of these by-laws.

   SECTION 7.8. RULES OF CONSTRUCTION. In these by-laws, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender. The numbers and titles of Articles and Sections contained in these by-laws are inserted for convenience of reference only, and they neither form a part of these by-laws nor are they to be used in the construction or interpretation thereof.

   SECTION 7.9. PARTIAL INVALIDITY. If any term or provision of these by-laws or the application thereof to any person or circumstance, shall be invalid or unenforceable, the remainder of these by-laws, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, shall both be unaffected thereby and each term or provision of these by-laws shall be valid and be enforced to the fullest extent permitted by law.

   SECTION 7.10. AMENDMENT OF BY-LAWS. These by-laws may be amended or repealed, and new by-laws may be adopted by the Board of Directors, but the stockholders may make additional by-laws and may amend or repeal any by-laws whether adopted by them or otherwise.



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